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                                                                   Exhibit 10.22

                                    EXHIBIT B
                         LONG TERM CONSULTING AGREEMENT

         THIS LONG TERM CONSULTING AGREEMENT (this "Agreement") is entered into as of January 1, 2000 (the "Effective Date"), by and between New Directions Manufacturing, Inc., a Nevada corporation (the "Company"), and Donald A. Metke ("Consultant").

                                    RECITALS

         WHEREAS, the Company desires to retain the Consultant to provide the services set forth in Exhibit A hereto for the benefit of the Company (the "Consulting Services"); and

         WHEREAS, Consultant desires to provide the Consulting Services to the Company in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1. Appointment and Duties. The Company hereby engages Consultant to perform the Consulting Services commencing upon the date of this Agreement and terminating in accordance with the terms set forth in Exhibit A. Consultant agrees to accept such engagement upon the terms and conditions set forth herein. Consultant shall faithfully and diligently perform the Consulting Services.

         2. Compensation. Subject to the termination of this Agreement as provided herein, the Company shall compensate Consultant for the performance of the Consulting Services hereunder upon the terms and conditions set forth in attached Exhibit B hereto.

         3.       Non-Exclusive; Non-Disclosure.

                  3.1 Consultant agrees to perform Consultant's Consulting Services efficiently and to the best of Consultant's ability. It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. Notwithstanding the foregoing, the Company acknowledges and agrees that Consultant's engagement with the Company is not exclusive and that Consultant is engaged in other business endeavors and reserves the right to continue to do so throughout the terms of this Agreement.


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                  3.2 Consultant acknowledges that Consultant may have access to proprietary information regarding the business operations of the Company and agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company's prior written consent.

         4. Independent Contractor. Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of its duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company.

          5.       Term; Termination.

                  (a) The term of this Agreement begins on January 1, 2000 and ends at the close of business on December 31, 2003.

                  (b) Consultant may terminate this Agreement immediately for cause at any time without notice. For purposes of this subsection (b), "cause" for termination by Consultant shall be (i) a breach by the Company of any material covenant or obligation hereunder; or (ii) the voluntary or involuntary dissolution of the Company.

                  (c) The Company may terminate this Agreement for cause at any time without notice. For purposes of this subsection (c), "cause" for termination shall be: (i) any felonious conduct or material fraud by Consultant in connection with the Company; (ii) any embezzlement or misappropriation of funds or property of the Company by Consultant; (iii) any material breach of or material failure to perform any covenant or obligation of Consultant under this Agreement; or (iv) gross negligence by Consultant in the performance of his duties under this Agreement.

         6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto their respective devisees, legatees, heirs, legal representatives, successors, and permitted assigns. The preceding sentence shall not affect any restriction on assignment set forth elsewhere in this Agreement.

         7. Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

                   If to the Company:  Sean F. Lee, President
                                       New Directions Manufacturing, Inc.
                                       2940 W. Willetta
                                       Phoenix, AZ 85009


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                   With copy to:       Lynne Bolduc, Esq.
                                       Horwitz & Beam
                                       Two Venture Plaza, Suite 350
                                       Irvine, California 92618

                   If to Consultant:   Mr. Donald A. Metke
                                       11059 West Irma Lane
                                       Sun City, Arizona 85373

         The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven business days after deposit thereof in the United States mail.

         8. Entire Agreement. Except as provided herein, this Agreement contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement.

         9. Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

         10. Modification. No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

         11. Attorneys' Fees. Except as other-wise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

         12. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California which would apply if both Parties were residents of California and this Agreement was made and performed in California. In any legal action involving this Agreement or the Parties' relationship, the Parties agree that the exclusive venue for any lawsuit shall be in the state or federal court located within the County of Orange, California. The Parties agree to submit to the personal jurisdiction of the state and federal courts located within Orange County, California.


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         13. Assignment. Neither party shall assign its rights or obligations under this Agreement without the express prior written consent of the other party.

         14. Conflict Waiver: The Parties hereto agree and acknowledge that Horwitz & Beam ("H&B" or "the Firm") represents New Directions. This Agreement was drafted by H&B. The Parties hereto further acknowledge that they have been informed of the inherent conflict of interest associated with the drafting of this Agreement by the H&B and waive any action they may have against H&B regarding such conflict. All Parties to this Agreement have been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement.

         15. Indemnification. Each Party (the Indemnifying Party) agrees to indemnify, defend, and hold harmless the other Party (the Indemnified party) from and against any and all liability for injury to persons or damage to or loss of property to the extent caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, including any and all expense and costs, legal or otherwise, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement; provided, however, that the Indemnifying Party shall not be liable for injury to persons or damage to or loss of property caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

         The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party's indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

         The rights and obligations of the Parties under this section shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

         16. Separation Agreement. The Parties have entered into a Separation Agreement, dated 28 July, 1999, which provides for this Agreement. The complete terms and provisions of that Separation Agreement are incorporated herein by this reference. In the event of a conflict of provisions, the Separation Agreement shall control.


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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the Effective Date.

"New Directions"

New Directions Corporation, a Nevada corporation


/s/ Sean Lee                        /s/ Jack F. Horner, Jr.
-------------------------------     -------------------------------------------
BY: Sean Lee                        BY: Jack F. Horner, Jr.
ITS: Chairman                       ITS: Secretary, Vice President, and Director

"Mr. Metke"

Donald A. Metke


/s/ Donald A. Metke
--------------------------------
Donald A. Metke


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                                   EXHIBIT "A"

                       Description of Consulting Services

         During the period of time commencing upon the date of this Agreement and continuing up through and including December 31, 2003, upon request of the Company, the Consultant shall provide general business advice to the Company.


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                                   EXHIBIT "B"

                                  Compensation

         The Consultant shall receive the following Compensation for the provision of the Consulting Services:

         1. Cash compensation. A consulting fee of $1,250.00 per month beginning on January 1, 2000 and continuing through December 31, 2003.

         2. Reimbursement of expenses. The Consultant shall also be entitled to reimbursement of all pre-approved expenses beginning on beginning on January 1, 2000 and continuing through December 31, 2004.


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